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                              EXHIBIT 10.21

                              H Power Corp.
                                Agreement












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                                AGREEMENT


              AGREEMENT, made this 7th day of December, 1994, by and between H POWER CORP., a Delaware corporation with its principal place of business at 60 Montgomery Street, Belleville, New Jersey 07109 (hereafter called "H Power"), and Hydrogen Burner Technology, Inc., a California corporation with its principal place of business at 1310 Logan Street, Costa Mesa, California 92626-4023 (hereafter called "HBT").

              WITNESSETH;

              WHEREAS, HBT represents and warrants that it has developed and is the owner of all right, title and interest in and to an invention of an Underoxidized Burner (hereinafter UOB-TM- for producing hydrogen from virtually any hydrocarbon fuel without the use of catalysts and addition of steam, although steam may have some down-stream uses; and

              WHEREAS, HBT represents and warrants that it is the owner of all right, title, and interest in and to the patents lists in Schedule A, (all which are hereinafter called the "Patents"); and

              WHEREAS, H Power desires to secure a non-exclusive license to make, use and sell the UOB-TM- and to practice the invention disclosed in the Patents, subject to certain terms and provisions hereinafter contained, for use with fuel cells and in fuel cell systems only, including the right to sublicense thereunder, and HBT is willing to grant the same upon the terms and conditions herein set forth;

              NOW THEREFORE, in consideration of the mutual covenants and undertakings of the parties, it is hereby agreed as follows:

              (1) "Invention" shall mean the invention of a UOB-TM- for producing hydrogen from virtually any hydrocarbon fuel without the use of catalysts and addition of steam although steam may have some uses down-stream and any and all improvements thereto which may hereafter be owned or controlled by Licensor, (hereafter called the UOB-TM- or "Invention").

              (2) HBT hereby grants to H Power a non-exclusive world wide license to make, have made, use, and sell the UOB-TM- and to practice the Invention for use with fuel cells and fuel cell systems ONLY.

              (3) In the event H Power has affiliates or subsidiaries, H Power's non-exclusive license will extend to such entities; and likewise H Power may sublicense, but only after first

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obtaining the approval of Licensor in writing, and at the sole discretion of
HBT.

              (4) In the event of sales or use of the UOB-TM- by itself, or as a component to anyone, H Power shall pay to HBT a royalty of 6 (six) Percent of said Net Sales or revenue by H Power, its affiliates, subsidiaries, divisions and sublicensees. Net Sales, as used herein, shall mean the total invoiced amount of all sales of the UOB-TM- made to non-affiliated parties, less cash and trade discounts, returns allowances, free goods, and replacements, taxes (other than income taxes) applicable to such sales, and governmental charges assumed and delivery charges borne by H Power. In the event H Power utilizes the UOB-TM- with its fuel cells or in its fuel cell systems, H Power shall pay to HBT a royalty of 6 (six) Percent of the selling price of the UOB-TM- utilized by H Power with its fuel cells or in its fuel cell systems, determined in a manner consistent with good accounting principles.

              (5) In the event H Power elects to purchase Underoxidized Burners from HBT, the price paid by H Power for equipment, services and warranties will be the lowest price paid by third parties for like equipment and service provided by HBT. No royalty will be paid by H Power to HBT for equipment purchased by H Power from HBT.

              (6) H Power will pay at least 20% down for equipment ordered by it and will make progress payments as mutually agreed upon on a monthly basis during equipment manufacture and delivery.

              (7) H Power may not contract with or sublicense to or send any products of HBT referred to herein to any persons or entities in foreign countries until such time as HBT has received patent protection for the Invention and/or technology being considered in that foreign country. During the interim period, from contract execution until the date of patent protection in such foreign country, HBT and H Power will work together to identify foreign patent protection necessary to internationally optimize H Power's non-exclusive license and HBT's patent position and resolve payment for the same.

              (8) All royalties payable hereunder on Net Sales effected in countries other than the United States shall accrue in the currency of the country in which the sales are made at the request of HBT. H Power shall apply its best efforts to secure U.S. dollar transfers in respect of such royalty payments, but solely for the convenience and account and at the expense and risk of HBT, and any and all loss of exchange value, taxes, or other expenses incurred in the transfer or conversion of foreign currency into U.S. dollars, and any income, remittance, or other taxes on such royalties required to be withheld at source shall be borne exclusively and solely by HBT. In the event U.S. dollars are for any reason legally not available for transfer, H Power may discharge the payment obligations hereunder by depositing said royalty payments to the credit of HBT, or its nominee, in any

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recognized banking institution to be designated by HBT in the country in which the sales are made and in the currency of that country at its then exchange rate.

          In the event that currency regulations of a country in which sales are made prohibit payment or deposit of royalties to HBT or its nominee, H Power shall provide for payment to HBT in the United States or through an alternatively agreed upon method.

          (9) H Power shall keep accurate records of Net Sales for at least 3 (three) years after the close of each calendar year, unless in dispute, in which event they shall be kept until said dispute is settled, and such records shall be open during reasonable business hours at the place where such records are customarily kept for examination by an independent certified public accountant selected by HBT for the purpose of verifying the accuracy of such Net Sales reported to HBT and enforcing payments due thereon. If the examination is in a foreign country which has no certified public accountant, then by accountants reasonable similar in qualifications. Said accountant shall not disclose any information that either may thereby obtain other than is necessary for the purpose of enabling HBT to determine the accuracy of such reports and to enforce payments made in connection therewith.

          (10) With respect to modifications, changes, or improvements made to the Invention by either party to this Agreement during its term, HBT shall be the owner of all rights thereto, and if the same constitutes inventions for which a patent may issue, H Power shall assign or compel the assignment thereof to HBT, but is such case, H Power will have an Exclusive License for such modifications, changes, or improvements for which a patent issues. The party making a modification, change, or improvement to the Invention shall have the obligation to promptly notify the other party and to provide the other party with sufficient information for it to be able to utilize the modification, change, or improvement in the making, using, or selling of the UOB-TM-.

          (11) If someone other than HBT secures patent protection in the United States for the UOB-TM-, or for another similar product, so that H Power cannot in its judgment economically or legally make or sell the UOB-TM-, then H Power shall have the right to terminate this Agreement by thirty (30) days notice to HBT in writing.

          (12) In the event H Power has placed orders for product from HBT and notice is given to terminate the Agreement by either party and HBT has commenced production, HBT may finish the purchase order and deliver the same to H Power upon payment of the balance of the purchase price COD Costa Mesa, California.

          (13) HBT hereby indemnifies and holds H Power, its subsidiaries, affiliates, and sublicensees harmless against any and all actions, suits, claims, or demands whatsoever, including the costs and expenses connected therewith, which any of them may incur or become liable to pay by reason of any claim, suit, or demand for


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infringement of patent because of the manufacture, use, or sale of the
UOB-TM-; provided HBT shall be promptly notified of any such action, suit, claim, or demand before it spends any money on said claim, action, suit or demand and shall be authorized to handle the same in its own name and/or in the name of H Power and to settle or take such action it deems advisable. In such case H Power will completely cooperate in supplying documents or personal testimony required by HBT and its attorneys in its sole discretion without charge to HBT. Such indemnity shall be credited with profits made by H Power from sale of such UOB-TM-'s or components thereof after H Power has been advised of such claim, suit or demand.

          (14) The term of this Agreement shall be for the life of the last of such patents and improvements thereto, on condition that H Power has aggressively marketed the UOB-TM- with relation to fuel cells and fuel cell systems.

          (15) This Agreement embodies all the understandings and Agreements of the parties and supersedes all prior and contemporaneous, oral or written Agreement or understandings relating to the matters referred to herein. This Agreement may be amended or modified only by an instrument of equal formality signed by duly authorized officers or representatives of the respective parties. In the event any of the provisions of this Agreement, for any reason, shall be declared invalid, such decision shall not affect the validity of the remaining portion, which shall remain in full force and effect. All notices hereunder shall be given by registered or certified mail, postage prepaid, addressed to the addresses aforementioned in this Agreement, except as each party may change its address by written notice to the other party. Notice may be given by FAX (Facsimile), but shall be followed by Notice by mail, the Notice shall be effective from the date of Faxing, or three (3) days after mailing by registered or certified mail, whichever is sooner.

          (16) Neither party shall have the right to assign this Agreement, in whole or in part, without prior approval of the other; provided, however, that H Power shall have the right to assign this Agreement, in whole or in part, at any time to one of its divisions, subsidiaries, or affiliates which is financially able to comply with the terms of this license, and after supplying to HBT the last financial statements of said entity, and such assignment shall not relieve H Power's liability for performance except by consent of HBT at its sole discretion. HBT shall have the right, upon written notice to H Power, to assign the collection or royalties hereunder.

          (17) All matters affecting the interpretations, form, validity, and performance of this Agreement shall be decided under the laws of the State of California.

          (18) Either party may require arbitration of any controversy between the parties under the rules and regulations of the American Arbitration Society or some other mutually agreeable party or entity. Such arbitration shall be pursuant to the laws of


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the State of California. Either party shall have full right of discovery. Any arbitration or action at law shall commence and proceed in the County of Los Angeles, State of California.

          (19) The parties will provide each other with a certificate from the Secretary of the Corporation to the effect that this contract was authorized by the Board of Directors of such party at a meeting duly and regularly held.

          (20) This Agreement shall become binding and shall enure to the benefit of the parties and their successors upon execution by both parties.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first written above.


HYDROGEN BURNER TECHNOLOGY, INC.            H POWER CORP.


By:  /s/ David Moard  12/7/94                By: /s/  Arthur Kaufman
   -----------------------------               --------------------------------
       David Moard, President                      Arthur Kaufman, President

12/07/94


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